Exhibit 99.1

August 21, 2024

Liberty Media Corporation Prices Offering of Series C Liberty Formula One Common Stock

Expect Proceeds Will Partially Fund MotoGP™ Acquisition and General Corporate Purposes

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (“Liberty Media”) (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLVYK) announced today that it has priced the previously-announced public offering of 10,650,000 shares of its Series C Liberty Formula One Common Stock (“FWONK”) at a public offering price of $77.50 per share. Liberty Media also granted the underwriter of the offering an option to purchase up to an additional 1,597,500 FWONK shares.

The offering is expected to close on August 22, 2024, subject to the satisfaction of customary closing conditions, and is expected to result in approximately $825,375,000 in gross proceeds to Liberty Media, before deducting the underwriter’s discounts and estimated offering expenses payable by Liberty Media (assuming no exercise of the underwriter’s option to purchase additional shares). Liberty Media intends to exercise its option to deliver additional cash in lieu of shares of FWONK as part of its previously disclosed proposed acquisition (the “Acquisition”) of Dorna Sports, S.L., such that all the consideration paid will be comprised of cash and no shares of FWONK will be issued to the sellers. Liberty Media expects to use the net proceeds from the sale of shares in this offering (i) to fund the increase in total cash consideration for the Acquisition, which is expected to close by year-end 2024 and (ii) for general corporate purposes, including the repayment of debt. Completion of the offering is not conditioned upon consummation of the Acquisition. If the Acquisition is not consummated for any reason, the net proceeds from this offering would be available for general corporate purposes and attributed to the Formula One Group tracking stock.

Goldman Sachs & Co. LLC is acting as the sole underwriter for the offering.

The offering is being made pursuant to an effective registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of the prospectus that forms a part of the registration statement, copies of which may be obtained by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by phone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; or by visiting the EDGAR database on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the intended closing of an offering of shares, the size of the offering, the use of proceeds therefrom and the consummation of the Acquisition. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its Registration Statement on Form S-3 (File No. 333-281660), and its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications, sports and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media’s interest in SiriusXM. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1 and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation